Exhibit 99.1

Liquidia Technologies Reports Second Quarter 2019

Financial Results and Provides Corporate Update

On Track for Planned New Drug Application (NDA) Submission for LIQ861 in Late 2019
Continued Pipeline Progress Leveraging Proprietary PRINT® Technology
Management to Host Webcast and Conference Call Today at 8:00 a.m. ET

RESEARCH TRIANGLE PARK, NC, August 8, 2019 — Liquidia Technologies, Inc. (Nasdaq: LQDA) (“Liquidia” or the “Company”), a late-stage clinical biopharmaceutical company, today reported financial results for the quarter ended June 30, 2019, and provided a corporate update.

“Liquidia continues to make substantial progress towards its goal of submitting an NDA for LIQ861 for the treatment of pulmonary arterial hypertension by year-end,” stated Neal Fowler, Chief Executive Officer. “Data from the INSPIRE study of LIQ861, presented most recently at the American Thoracic Society (ATS) International Conference in May 2019, continues to be well-received by the PAH community.

“Additionally, the phase 2-enabling toxicology studies for LIQ865 to treat post-operative pain continue as planned and should be completed during the fourth quarter of 2019. We expect to initiate clinical proof-of-concept studies in 2020,” Mr. Fowler noted. “During the second quarter we also amended our collaboration agreement with GlaxoSmithKline (GSK) to provide Liquidia with the right to pursue three new inhaled programs with our proprietary PRINT technology and a mechanism to seek further molecules.

“We also strengthened our management team with the appointment of Richard D. Katz, MD as Chief Financial Officer in May 2019. Rich brings a wealth of financing and strategic experience to Liquidia, and we are very pleased to have him on board to help manage the Company’s continued growth,” Mr. Fowler concluded.

Recent 2019 Corporate Highlights

•                  Presentation at ATS Conference

In May, Nicholas Hill, MD, Chief Pulmonary, Critical Care & Sleep Division, Professor of Medicine at Tufts University School of Medicine, and INSPIRE Principal Investigator, presented data from the INSPIRE trial at the ATS International Conference in Dallas, Texas. The poster presentation highlighted the continued favorable safety and tolerability profile of LIQ861 for the treatment of pulmonary arterial hypertension, as well as encouraging data on six-minute walk distance and quality of life, as measured by the Minnesota Living with Heart Failure Questionnaire.

•                  Appointment of Richard D. Katz, MD as Chief Financial Officer

In May, the Company announced the appointment of Richard D. Katz, MD, as Chief Financial Officer. Dr. Katz has served as CFO at several biopharmaceutical companies, including Icagen, where he was instrumental in the company’s initial public offering and subsequent financings, the formation of several strategic collaborations, and the company’s sale to Pfizer. Prior to transitioning to the biopharmaceutical industry, Dr. Katz had worked as a vice president in the healthcare group at Goldman, Sachs & Company. Dr. Katz received his Bachelor of Arts degree from Harvard University, his medical degree from the Stanford University School of Medicine, and his MBA from Harvard Business School.

•                  Pharmacokinetic Data from the INSPIRE Trial

In June, the Company reported that it had established a correlation between the 75 mcg capsule strength of LIQ861 and a 54 mcg dose of Tyvaso, the maximum recommended Tyvaso label dose. As previously reported, analysis of data from the 18 patient INSPIRE PK substudy showed variability in systemic plasma levels of both LIQ861 and Tyvaso, which is believed to be attributed to variation in disease severity and has been seen in prior studies of treprostinil in patients. The Company subsequently conducted an additional PK study in healthy volunteers in a phase 1 setting, which showed greater than expected variability in plasma levels. However, based upon additional non-clinical and clinical work completed to date, the Company now believes the unexpected variability was due to the administration technique unique to the conduct of the study in the phase 1 setting. The Company plans to complete the PK work in time for the targeted NDA submission by the end of year.

•                  Amendment to GlaxoSmithKline Agreement

In June, the Company announced an amendment to its collaboration agreement with GSK that initially provides the Company with the right to develop and commercialize three additional PRINT technology based therapeutics delivered via inhalation. Under the amended collaboration agreement, the Company can also acquire rights to pursue additional PRINT technology based programs for inhalation therapy, subject to GSK’s approval. The amended agreement provides GSK with milestones and royalties on any GSK-approved program, beginning with the initiation of a phase 3 clinical trial, as well as a right of first negotiation prior to the Company entering into a license agreement with a third party for any GSK-approved program.

Anticipated Upcoming Milestones

•                  Target submission of the NDA for LIQ861 in late 2019

•                  Release additional longitudinal data from the INSPIRE trial during the fourth quarter of 2019

•                  Complete toxicology studies that support LIQ865 as a phase 2-ready program by the end of the year

Second Quarter 2019 Financial Highlights

•                  Revenues: Revenues were $8.1 million for the second quarter of 2019, compared with $1.0 million for the second quarter of 2018. The increase was due to the recognition of $8.1 million of deferred revenue as revenue as a result of the determination that the earnings process related to the

Company’s collaboration with GSK had been completed upon execution of the amendment to the collaboration agreement.

•                  Cost of Sales: Cost of sales were $0.8 million for the second quarter of 2019, compared with $0.1 million for the second quarter of 2018. Cost of sales represents sub-licensing fees paid to The University of North Carolina at Chapel Hill (UNC) when licensing revenue is recognized from the use of intellectual property in-licensed from UNC.

•                  Research and Development (R&D): R&D expenses were $10.7 million for the second quarter of 2019, compared with $5.9 million for the second quarter of 2018. The increase was primarily due to ongoing clinical development costs related to LIQ861.

•                  General and Administrative (G&A): G&A expenses were $2.4 million for the second quarter of 2019, compared with $2.0 million for the second quarter of 2018. The increase was primarily due to employee-related expenditures, including stock-based compensation, and public company costs.

•                  Interest Expense: Interest expense was $0.3 million during the second quarter of 2019, slightly above interest expense of $0.2 million during the second quarter of 2018.

•                  Net Loss: Net loss for the second quarter of 2019 was $5.9 million, compared to $6.3 million for the second quarter of 2018. The decrease in net loss was primarily due to the recognition of $8.1 million of deferred revenue as revenue related to the GSK collaboration, partially offset by an increase in operating expenses, as noted above.

•                  Cash Position: Cash totaled $52.1 million as of June 30, 2019.

•                  Shares Outstanding: There were 18.6 million shares of common stock outstanding as of June 30, 2019.

Webcast and Conference Call

Liquidia’s management team will host a webcast and conference call at 8:00 a.m. ET today to discuss the financial results and provide a corporate update. The live call may be accessed by dialing 1-877-707-8711 (domestic) and 1-857-270-6219 (international) and entering the conference code: 1986563. A live and archived webcast of the call will be available on the Events & Presentations page of Liquidia’s website.

About Liquidia

Liquidia is a late-stage clinical biopharmaceutical company focused on the development and commercialization of therapeutics using its proprietary PRINT technology to transform the lives of patients. Currently, Liquidia is focused on the development of two product candidates using its PRINT particle engineering platform: LIQ861 for the treatment of pulmonary arterial hypertension and LIQ865 for the treatment of local post-operative pain. Being evaluated in a phase 3 clinical trial (INSPIRE), LIQ861 is designed to improve the therapeutic profile of treprostinil by enhancing deep-lung delivery and achieving higher dose levels than current inhaled therapies by using a convenient, palm-sized, disposable dry powder inhaler. LIQ865, for which Liquidia has completed two phase 1 clinical trials, is designed to deliver sustained-release particles of bupivacaine, a non-opioid anesthetic, to treat local post-operative pain for three to five days through a single administration. For more information visit Liquidia’s website at www.liquidia.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. Such forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related timelines, including the filing of an NDA for LIQ861, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the Securities and Exchange Commission, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Investors:
Jason Adair
Vice President, Business Development and Strategy
919.328.4400
jason.adair@liquidia.com

Media:
Christy Curran
Sam Brown Inc.
615.414.8668
media@liquidia.com

-Financial Tables Follow-

Liquidia Technologies, Inc.

Balance Sheets (Unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash	$52,120,735	$39,534,985
Accounts receivable	604,026	272,557
Prepaid expenses and other current assets	323,405	219,057
Total current assets	53,048,166	40,026,599
Property, plant and equipment, net	8,040,739	8,130,708
Operating lease right-of-use assets, net	3,244,195	—
Prepaid expenses and other assets	378,042	1,260,951
Total assets	$64,711,142	$49,418,258
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$4,099,841	$3,235,949
Accrued expenses	2,115,913	1,459,182
Accrued compensation	1,720,202	2,515,519
Deferred rent	—	268,599
Current portion of operating lease liabilities	521,378	—
Current portion of finance lease liabilities	1,000,578	452,703
Current portion of long-term debt	2,835,583	316,906
Total current liabilities	12,293,495	8,248,858
Long-term operating lease liabilities	5,964,280	—
Long-term finance lease liabilities	1,355,586	376,082
Long-term deferred rent	—	2,406,084
Long-term deferred revenue	—	8,071,920
Long-term debt	13,004,581	11,627,643
Total liabilities	32,617,942	30,730,587
Stockholders’ equity:
Common stock — $0.001 par value, 40,000,000 shares authorized as of June 30, 2019 and December 31, 2018, 18,643,442 and 15,519,469 issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	18,643	15,520
Additional paid-in capital	219,398,506	185,726,048
Accumulated deficit	(187,323,949)	(167,053,897)
Total stockholders’ equity	32,093,200	18,687,671
Total liabilities and stockholders’ equity	$64,711,142	$49,418,258

Liquidia Technologies, Inc.

Statements of Operations and Comprehensive Loss (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues	$8,072,120	$1,042,879	$8,072,120	$1,968,849
Costs and expenses:
Cost of sales	807,192	94,342	807,192	121,391
Research and development	10,723,591	5,917,702	21,387,894	13,544,404
General and administrative	2,408,651	1,991,231	5,430,233	4,140,956
Total costs and expenses	13,939,434	8,003,275	27,625,319	17,806,751
Loss from operations	(5,867,314)	(6,960,396)	(19,553,199)	(15,837,902)
Other income (expense):
Interest income	219,869	11,846	357,654	11,846
Interest expense	(253,720)	(245,711)	(472,410)	(18,122,505)
Derivative and warrant fair value adjustments	—	925,337	—	171,450
Total other income (expense), net	(33,851)	691,472	(114,756)	(17,939,209)
Net loss	(5,901,165)	(6,268,924)	(19,667,955)	(33,777,111)
Other comprehensive loss	—	—	—	—
Comprehensive loss	$(5,901,165)	$(6,268,924)	$(19,667,955)	$(33,777,111)
Net loss per common share:
Basic	$(0.31)	$(9.86)	$(1.13)	$(53.79)
Diluted	(0.32)	(9.86)	(1.14)	(53.79)
Weighted average common shares outstanding:
Basic	18,749,239	636,063	17,408,667	627,938
Diluted	18,642,965	636,063	17,283,064	627,938

Liquidia Technologies, Inc.

Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2019	2018
Operating activities
Net loss	$(19,667,955)	$(33,777,111)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,708,830	861,149
Depreciation and amortization	1,227,265	725,934
Amortization of discount on long-term debt and convertible notes	—	17,550,541
Non-cash interest expense	28,595	269,938
Warrant fair value adjustment	—	(171,450)
Non-cash rent (income) expense	—	(102,930)
Changes in operating assets and liabilities:
Accounts receivable	261,117	1,548,288
Prepaid expenses and other current assets	(104,348)	(75,805)
Other non-current assets	1,437,416	93,913
Accounts payable	1,014,353	(1,281,510)
Accrued expenses	692,129	(1,326,639)
Accrued compensation	(795,317)	(345,589)
Deferred revenue	(8,071,920)	(1,190,444)
Net cash used in operating activities	(22,269,835)	(17,221,715)
Investing activities
Purchases of property, plant and equipment	(1,080,236)	(629,979)
Net cash used in investing activities	(1,080,236)	(629,979)
Financing activities
Principal payments on finance leases	(476,423)	(328,109)
Proceeds from issuance of long-term debt	5,000,000	—
Refund of principal payments on long-term debt	—	588,889
Principal payments on long-term debt	—	(1,000,196)
Payments for debt issuance costs	—	(392,000)
Proceeds from issuance of Series D preferred stock, net of issuance costs	—	25,107,009
Proceeds from public offering of common stock, net of underwriting fees and commissions	31,872,808	—
Payments for offering costs	(554,507)	(525,859)
Proceeds from exercise of stock options and warrants	93,943	215,050
Net cash provided by financing activities	35,935,821	23,664,784
Net increase (decrease) in cash	12,585,750	5,813,090
Cash, beginning of period	39,534,985	3,418,979
Cash, end of period	$52,120,735	$9,232,069